UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address of principal executive offices, including zip code)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 25, 2014, Autoliv, Inc. (“Autoliv” or the “Company”) announced that it had issued and sold $1.25 billion of long term debt securities pursuant to a Note Purchase and Guaranty Agreement dated April 23, 2014 (the “Note Purchase Agreement”), by and among Autoliv ASP, Inc. (“ASP”), the Company and the purchasers listed therein (the “Purchasers”).

The senior notes have an average interest rate of 3.84%, and consist of: $208 million aggregate principal amount of 5-year senior notes with an interest rate of 2.84%; $275 million aggregate principal amount of 7-year senior notes with an interest rate of 3.51%; $297 million aggregate principal amount of 10-year senior notes with an interest rate of 4.09%; $285 million aggregate principal amount of 12-year senior notes with an interest rate of 4.24%; and $185 million aggregate principal amount of 15-year senior notes with an interest rate of 4.44%.

The Company acted as guarantor of the senior notes, which were issued by ASP, a wholly owned subsidiary of the Company. Autoliv currently intends to use the proceeds of the offering to refinance existing debt in light of scheduled maturities and for general corporate purposes. The offering is part of the Company’s previously communicated strategy of adjusting its capital structure.

The Note Purchase Agreement contains customary affirmative and negative covenants of ASP and the Company. Affirmative covenants relate to, among other things: compliance with law; insurance coverage; maintenance of properties; payment of taxes and claims; maintenance of corporate existence; and the most favored lender status of the Purchasers. Negative covenants limit the Company’s and its subsidiaries’ ability to, among other things: enter into transactions with affiliates; consolidate or merge; sell, transfer or dispose of assets; create liens; create or incur subsidiary indebtedness; or substantially change the nature of the Company’s business. The Note Purchase Agreement also contains customary events of default, including, among other things, payment default, covenant default, breach of representation or warranty, bankruptcy, cross-default and failure to maintain subsidiary guarantees.

Autoliv offered the notes principally to institutional investors in an offering made pursuant to the exemption from registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). The offering has not been and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act.

The full text of the press release with respect to the private placement is filed herewith (as Exhibit 99.1) and is incorporated by reference herein. Autoliv intends to file the Note Purchase Agreement as an exhibit to its report on Form 10-Q for the first quarter 2014.

Item 9.01	Financial Statements and Exhibits

(d)	EXHIBITS

99.1 Press Release of Autoliv, Inc. dated April 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

Date: April 25, 2014

	By:	/s/ Anthony J. Nellis
	Name:	Anthony J. Nellis
	Title:	Interim Vice President – Legal Affairs General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated April 25, 2014.